Exhibit 10.4

MACH NATURAL RESOURCES LP
2023 LONG-TERM INCENTIVE PLAN

Section 1. Purpose of the Plan.

This Mach Natural Resources LP 2023 Long-Term Incentive Plan (the “Plan”) has been adopted by Mach Natural Resources GP LLC, a Delaware limited liability company (the “Company”), the general partner of Mach Natural Resources LP, a Delaware limited partnership (the “Partnership”). The Plan is intended to promote the interests of the Partnership and the Company by providing incentive compensation awards denominated in or based on Units to Employees, Consultants and Directors to encourage superior performance. The Plan is also intended to enhance the ability of the Partnership, the Company and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership, the Company and their Affiliates and to encourage them to devote their best efforts to advancing the business of the Partnership, the Company and their Affiliates.

Section 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“ASC Topic 718” means Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended or any successor accounting standard.

“Award” means a Cash Award, Option, Restricted Unit, Phantom Unit, DER, Substitute Award, Unit Appreciation Right, Unit Award, Profits Interest Unit or Other Unit-Based Award granted under the Plan.

“Award Agreement” means the written or electronic agreement or other instrument by which an Award shall be evidenced.

“Board” means the board of directors or board of managers, as the case may be, of the Company.

“Cash Award” means an Award denominated in cash granted under Section 6(h).

“Cause” means, unless otherwise set forth in an Award Agreement or other written agreement between the Company, the Partnership or one of their Affiliates and the applicable Participant, a finding by the Board, acting by a simple majority of its members in office, before or after the Participant’s termination of Service, of: (i) the Participant’s conviction of, or plea of guilty or nolo contendere to, any felony or any crime involving theft, embezzlement, dishonesty or moral turpitude; (ii) any act by the Participant constituting theft, embezzlement, fraud or similar conduct in the performance of such Participant’s duties with respect to the Company, the Partnership or one of their Affiliates; (iii) any act by the Participant constituting willful misconduct, deliberate malfeasance or gross negligence in the performance of such Participant’s duties with respect to the Company, the Partnership or one of their Affiliates; (iv) the Participant’s willful and continued failure to perform any duties of such Participant’s position with the Company, Partnership or one of their Affiliates; or (v) any material breach by the Participant of the Plan, any Award Agreement or any other agreement between such Participant and the Company, the Partnership or one of their Affiliates; provided that, with respect to clauses (iii), (iv) and (v) above, the Participant will have 45 days following receipt by such Participant of written notice from the Company, the Partnership or any of their Affiliates of such action or conduct, if such action or conduct is capable of being cured (as determined by the Board by unanimous vote of the whole Board), to cure such action or conduct before such Participant may be terminated for Cause. The findings and decision of the Committee with respect to such matter, including those regarding the acts of the Participant and the impact thereof, will be final for all purposes.

“Change in Control” means, except as otherwise provided in an applicable Award Agreement, the occurrence of one or more of the following events after the Effective Date:

(i) any Person, other than the Company or an Affiliate of the Company (as determined immediately prior to such event), shall become the beneficial owner, by way of merger, acquisition, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership;

(ii) the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership;

(iii) the sale or other disposition by either the Company or the Partnership of all or substantially all of the Company’s or the Partnership’s assets, respectively, in one or more transactions to any Person other than the Company, the Partnership or an Affiliate of the Company or of the Partnership; or

(iv) a transaction resulting in a Person other than the Company or an Affiliate of the Company (as determined immediately prior to such transaction) being the sole general partner of the Partnership.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award that provides for the deferral of compensation subject to Section 409A or such compensation otherwise would be subject to Section 409A, the transaction or event described in subsection (i), (ii), (iii) or (iv) above with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5), and as relates to the holder of such Award, to the extent required to comply with Section 409A.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee, or, if none, the Board or such committee of the Board, if any, as may be appointed by the Board to administer the Plan.

“Consultant” means an individual, other than an Employee or a Director, providing bona fide services to the Company, the Partnership or any of their subsidiaries as a consultant or advisor, as applicable, provided that such individual is a natural person.

“DER” means a distribution equivalent right, representing a contingent right to receive an amount in cash, Units, Restricted Units and/or Phantom Units equal in value to the distributions made by the Partnership with respect to a Unit during the period such Award is outstanding.

“Director” means a member of the board of directors or board of managers, as the case may be, of the Company, the Partnership or any of their Affiliates who is not an Employee.

“Disability” means, unless otherwise set forth in an Award Agreement or other written agreement between the Company, the Partnership or one of their Affiliates and the applicable Participant, as determined by the Committee in its discretion exercised in good faith, a physical or mental condition of a Participant that would entitle him or her to payment of disability income payments under the Company’s, the Partnership’s or one of their Affiliates’ long-term disability insurance policy or plan, as applicable, for employees as then in effect; or in the event that a Participant is not covered, for whatever reason, under any such long-term disability insurance policy or plan for employees of the Company, the Partnership or one of their Affiliates or the Company, the Partnership or one of their Affiliates does not maintain such a long-term disability insurance policy, “Disability” means the inability of the applicable Participant to perform the essential functions of the Participant’s position, after accounting for reasonable accommodation (if applicable and required by applicable law), due to physical or mental impairment that continues, or can reasonably be expected to continue, for a period in excess of 90 consecutive days or 120 days, whether or not consecutive (or for any longer period as may be required by applicable law), in any 12-month period; provided, however, that if a Disability constitutes a payment event with respect to any Award which provides for the deferral of compensation subject to Section 409A or such compensation otherwise would be subject to Section 409A, then, to the extent required to comply with Section 409A, the Participant must also be considered “disabled” within the meaning of Section 409A(a)(2)(C) of the Code. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, a Participant shall submit to an examination by such physician upon request by the Committee.

“Employee” means an employee of the Company, the Partnership or any of their Affiliates.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any given date, the closing sales price on such date during normal trading hours (or, if there are no reported sales on such date, on the last date prior to such date on which there were sales) of the Units on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Units are listed or on an inter-dealer quotation system, in any case, as reported in such source as the Committee shall select. If there is no regular public trading market for the Units, the Fair Market Value of the Units shall be determined by the Committee in good faith and, to the extent applicable, in compliance with the requirements of Section 409A. Notwithstanding the foregoing, with respect to any Award granted on the pricing date of the Partnership’s initial public offering, the Fair Market Value shall mean the initial public offering price of a Unit as set forth in the Partnership’s final prospectus relating to its initial public offering filed with the SEC.

“Option” means an option to purchase Units granted pursuant to Section 6(a) of the Plan.

“Other Unit-Based Award” means an award granted pursuant to Section 6(f) of the Plan.

“Participant” means an Employee, Consultant or Director granted an Award under the Plan and any authorized transferee of such individual.

“Partnership Agreement” means the Agreement of Limited Partnership of the Partnership, as it may be amended or amended and restated from time to time.

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

“Phantom Unit” means a notional interest granted under the Plan that, to the extent vested, entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

“Profits Interest Unit” means to the extent authorized by the Partnership Agreement, an interest in the Partnership that is intended to constitute a “profits interest” within the meaning of the Code, Treasury Regulations promulgated thereunder, and any published guidance by the Internal Revenue Service with respect thereto.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted pursuant to Section 6(b) of the Plan that is subject to a Restricted Period.

“Securities Act” means the Securities Act of 1933, as amended.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Section 409A” means Section 409A of the Code and the Treasury Regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be amended or issued after the Effective Date (as defined in Section 9 below).

“Service” means service as an Employee, Consultant or Director. The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to terminations of Service, including, without limitation, the questions of whether and when a termination of Service occurred and/or resulted from a discharge for Cause, and all questions of whether particular changes in status or leaves of absence constitute a termination of Service. The Committee, in its sole discretion, subject to the terms of any applicable Award Agreement, may determine that a termination of Service has not occurred in the event of (a) a termination where there is simultaneous commencement by the Participant of a relationship with the Partnership, the Company or any of their Affiliates as an Employee, Director or Consultant or (b) a termination which results in a temporary severance of the service relationship.

“Substitute Award” means an award granted pursuant to Section 6(g) of the Plan.

“Unit” means a Common Unit of the Partnership.

“Unit Appreciation Right” or “UAR” means a contingent right that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date of the UAR over the exercise price of the UAR.

“Unit Award” means an award granted pursuant to Section 6(d) of the Plan.

Section 3. Administration.

(a) The Plan shall be administered by the Committee, subject to subsection (b) below; provided, however, that in the event that the Board is not also serving as the Committee, the Board, in its sole discretion, may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan. The governance of the Committee shall be subject to the charter, if any, of the Committee as approved by the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any of their Affiliates, any Participant and any beneficiary of any Participant.

(b) To the extent permitted by applicable law and the rules of any securities exchange on which the Units are listed, quoted or traded, the Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to Section 3(a); provided, however, that in no event shall an officer of the Company be delegated the authority to grant awards to, or amend awards held by, the following individuals: (i) individuals who are subject to Section 16 of the Exchange Act, or (ii) officers of the Company (or Directors) to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent that it is permissible under applicable provisions of the Code and applicable securities laws and the rules of any securities exchange on which the Units are listed, quoted or traded. Any delegation hereunder shall be subject to such restrictions and limitations as the Board or Committee, as applicable, specifies at the time of such delegation, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 3(b) shall serve in such capacity at the pleasure of the Board and the Committee.

Section 4. Units.

(a) Limits on Units Deliverable. Subject to adjustment as provided in Section 4(e), the number of Units that may be delivered with respect to Awards under the Plan is 9,500,000. If any Award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award (for the avoidance of doubt, except after the 10th anniversary of the Effective Date, the grant of Restricted Units is not a delivery of Units for this purpose unless and until such Restricted Units vest and any restrictions placed upon them under the Plan lapse), the Units subject to such Award that are not actually delivered pursuant to such Award shall again be available for Awards under the Plan. To the extent permitted by applicable law and securities exchange rules, Substitute Awards and Units issued in assumption of, or in substitution for, any outstanding awards of any entity (including an existing Affiliate of the Partnership) that is (or whose securities are) acquired in any form by the Partnership or any Affiliate thereof shall not be counted against the Units available for issuance pursuant to the Plan. Units that are delivered by a Participant in satisfaction of the exercise or other purchase price of an Award or the tax withholding obligations associated with an Award or are withheld to satisfy the Company’s tax withholding obligations will be available for delivery pursuant to other Awards. There shall not be any limitation on the number of Awards that may be paid in cash.

(b) Automatic Increases. The aggregate number of Units reserved for Awards under Section 4(a) of the Plan will automatically increase on January 1 of each year, for a period of not more than 10 years, commencing on January 1, 2024 and ending on (and including) January 1, 2033, in an amount equal to 5% of the total number Units outstanding on December 31 of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1 of a given year to provide that there will be no January 1 increase for such year or that the increase for such year will be a lesser number of Units than provided herein.

(c) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market, from the Partnership, any Affiliate thereof or any other Person, or Units otherwise issuable by the Partnership, or any combination of the foregoing, as determined by the Committee in its discretion.

(d) Annual Limit on Non-Employee Director Compensation. In each calendar year during any part of which the Plan is in effect, a Director may not receive Awards for such individual’s service on the Board that, taken together with any cash fees paid to such Director during such calendar year for such individual’s service on the Board, have a value in excess of $750,000 (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes); provided, that (i) the Board or the Committee may make exceptions to this limit, except that the Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous decisions involving compensation for Directors, and (ii) for any calendar year in which a Director (A) first commences service on the Board, (B) serves on a special committee of the Board, or (C) serves as lead director or non-executive chair of the Board, additional compensation may be provided to such Director in excess of such limit; provided, further, that the limit set forth in this Section 4(d) shall be applied without regard to Awards or other compensation, if any, provided to a Director during any period in which such individual was an employee of the Company or any of its Affiliates or was otherwise providing services to the Company, the Partnership or any of their Affiliates other than in the capacity as a Director.

(e) Anti-dilution Adjustments.

(i) Equity Restructuring. With respect to any “equity restructuring” event (within the meaning of ASC Topic 718) that could result in an additional compensation expense to the Company or the Partnership pursuant to the provisions of ASC Topic 718 if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan after such event. With respect to any other similar event that would not result in an ASC Topic 718 accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards and the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan in such manner as it deems appropriate with respect to such other event.

(ii) Other Changes in Capitalization. In the event of any non-cash distribution, Unit split, combination or exchange of Units, merger, consolidation or distribution (other than normal cash distributions) of Partnership assets to unitholders, or any other change affecting the Units of the Partnership, other than an “equity restructuring,” the Committee may make equitable adjustments, if any, to reflect such change with respect to (A) the aggregate number and kind of Units that may be issued under the Plan; (B) the number and kind of Units (or other securities or property) subject to outstanding Awards; (C) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (D) the grant or exercise price per Unit for any outstanding Awards under the Plan.

Section 5. Eligibility. Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.

Section 6. Awards.

(a) Options and UARs. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options and/or UARs shall be granted, the number of Units to be covered by each Option or UAR, the exercise price therefor, the Restricted Period and other conditions and limitations applicable to the exercise of the Option or UAR, including the following terms and conditions, the conditions under which such Option or UAR may be vested or forfeited, and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan. Options which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(A) and UARs which are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(B) or, in each case, any successor regulation, may be granted only if the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iii), or any successor regulation, are satisfied. Options and UARs that are otherwise exempt from or compliant with Section 409A may be granted to any eligible Employee, Consultant or Director.

(i) Exercise Price. The exercise price per Unit purchasable under an Option or subject to a UAR shall be determined by the Committee at the time the Option or UAR is granted but, except with respect to a Substitute Award, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option or UAR.

(ii) Time and Method of Exercise. The Committee shall determine the exercise terms and any applicable Restricted Period with respect to an Option or UAR, which may include, without limitation, provisions for accelerated vesting upon the achievement of specified performance goals and/or other events, and the method or methods by which payment of the exercise price with respect to an Option or UAR may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, withholding Units having a Fair Market Value on the exercise date equal to the relevant exercise price from the Award, a “cashless” exercise through procedures approved by the Company, or any combination of the foregoing methods.

(iii) Exercise of Options and UARs on Termination of Service. Each Option and UAR Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option or UAR following a termination of the Participant’s Service. Unless otherwise determined by the Committee, if the Participant’s Service is terminated for Cause, the Participant’s right to exercise the Option or UAR shall terminate as of the start of business on the effective date of the Participant’s termination. Unless otherwise determined by the Committee, to the extent the Option or UAR is not vested and exercisable as of the termination of Service, the Option or UAR shall terminate when the Participant’s Service terminates.

(iv) Term of Options and UARs. The term of each Option and UAR shall be stated in the Award Agreement, provided, that the term shall be no more than 10 years from the date of grant thereof.

(b) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units and/or Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the applicable Restricted Period, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited and such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.

(i) Payment of Phantom Units. The Committee shall specify, or permit the Participant to elect in accordance with the requirements of Section 409A, the conditions and dates or events upon which the cash or Units underlying an award of Phantom Units shall be issued, which dates or events shall not be earlier than the date on which the Phantom Units vest and become nonforfeitable and which conditions and dates or events shall be subject to compliance with Section 409A (unless the Phantom Units are exempt therefrom).

(ii) Vesting of Restricted Units. Upon or as soon as reasonably practicable following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate (or book-entry account, as applicable) so that the Participant then holds an unrestricted Unit.

(c) DERs. The Committee shall have the authority to determine the Employees, Consultants and/or Directors to whom DERs are granted, whether such DERs are tandem or separate Awards, whether the DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee), any vesting restrictions, forfeiture provisions and payment provisions applicable to the DERs, and such other provisions or restrictions as determined by the Committee in its discretion, all of which shall be specified in the applicable Award Agreements. Distributions in respect of DERs shall be credited as of the distribution dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such DERs shall be converted to cash, Units, Restricted Units and/or Phantom Units by such formula and at such time and subject to such limitations as may be determined by the Committee. Tandem DERs may be subject to the same or different vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or in compliance with Section 409A.

(d) Unit Awards. Awards of Units may be granted under the Plan (i) to such Employees, Consultants and/or Directors and in such amounts as the Committee, in its discretion, may select, and (ii) subject to such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.

(e) Profits Interest Units. Any Award consisting of Profits Interest Units may be granted to an Employee, Consultant or Director for the performance of services to or for the benefit of the Partnership (i) in the Participant’s capacity as a partner of the Partnership, (ii) in anticipation of the Participant becoming a partner of the Partnership, or (iii) as otherwise determined by the Committee. At the time of grant, the Committee shall specify the date or dates on which the Profits Interest Units shall vest and become nonforfeitable, and may specify such conditions to vesting or forfeitures as it deems appropriate. Profits Interest Units shall be subject to such restrictions on transferability and other restrictions as the Committee may impose.

(f) Other Unit-Based Awards. Other Unit-Based Awards may be granted under the Plan to such Employees, Consultants and/or Directors as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an award denominated or payable in, valued in or otherwise based on or related to Units, in whole or in part. The Committee shall determine the terms and conditions of any Other Unit-Based Award, including, without limitation, provisions related to the vesting or forfeiture thereof. Upon vesting, an Other Unit-Based Award may be paid in cash, Units (including Restricted Units) or any combination thereof as provided in the Award Agreement.

(g) Substitute Awards. Awards may be granted under the Plan in substitution of similar awards held by individuals who are or who become Employees, Consultants or Directors in connection with a merger, consolidation or acquisition by the Partnership or an Affiliate of another entity or the securities or assets of another entity (including in connection with the acquisition by the Partnership or one of its Affiliates of additional securities of an entity that is an existing Affiliate of the Partnership). Such Substitute Awards that are Options or UARs may have exercise prices less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A and other applicable laws and securities exchange rules. Additionally, in the event that a Person acquired by the Partnership or any subsidiary thereof or with which the Partnership or any subsidiary thereof combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grants pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock or units, as applicable, of the entities party to such acquisition or combination) may be used for Awards under this Plan and shall not reduce the Units authorized for grant under this Plan (and shares subject to such Awards shall not be added to the Units available for Awards under this Plan as provided under Section 4(a) above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(h) Cash Awards. The Committee shall have the authority to grant Cash Awards on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Employees, Consultants, and Directors in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate, including for purposes of annual or short-term incentive or other bonus programs.

(i) General.

(i) Award Agreements. Each Award shall be evidenced in writing in an Award Agreement that shall reflect any vesting or forfeiture conditions or restrictions imposed by the Committee covering a period of time specified by the Committee and shall also contain such other terms, conditions and limitations as shall be determined by the Committee in its sole discretion. Where signature or electronic acceptance of the Award Agreement by the Participant is required, any such Awards for which the Award Agreement is not signed or electronically accepted shall be forfeited.

(ii) Forfeitures. Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s Service for any reason during an applicable Restricted Period, all outstanding, unvested Awards held by such Participant shall be automatically forfeited by the Participant. Notwithstanding the immediately preceding sentence, the Committee may, in its discretion, waive in whole or in part such forfeiture with respect to any such Award; provided, that any such waiver shall be effective only to the extent that such waiver will not cause (A) any Award intended to satisfy the requirements of Section 409A to fail to satisfy such requirements or (B) any Award intended to be exempt from Section 409A to become subject to and to fail to satisfy such requirements.

(iii) Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, the Partnership or any their Affiliates. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company, the Partnership or any of their Affiliates may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv) Limits on Transfer of Awards.

(A) Except as provided in paragraph (C) below, each Option and UAR shall be exercisable only by the Participant (or the Participant’s legal representative in the case of the Participant’s Disability or incapacitation) during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.

(B) Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any of their Affiliates.

(C) The Committee may provide in an Award Agreement or in its discretion that an Award may, on such terms and conditions as the Committee may from time to time establish, be transferred by a Participant without consideration to any “family member” of the Participant, as defined in the instructions to use of the Form S-8 Registration Statement under the Securities Act, as applicable, or any other transferee specifically approved by the Committee after taking into account any state, federal, local or foreign tax and securities laws applicable to transferable Awards. In addition, vested Units may be transferred to the extent permitted by the Partnership Agreement and not otherwise prohibited by the Award Agreement or any other agreement or policy restricting the transfer of such Units.

(v) Term of Awards. Subject to Section 6(a)(iv) above, the term of each Award, if any, shall be for such period as may be determined by the Committee and set forth in an Award Agreement pursuant to which such Award is granted or otherwise issued.

(vi) Unit Certificates. Unless otherwise determined by the Committee or required by any applicable law, rule or regulation, neither the Company nor the Partnership shall deliver to any Participant certificates evidencing Units issued in connection with any Award and instead such Units shall be recorded in the books of the Partnership (or, as applicable, its transfer agent or equity plan administrator). All certificates for Units or other securities of the Partnership delivered under the Plan and all Units issued pursuant to book entry procedures pursuant to any Award or the exercise thereof shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and/or other requirements of the SEC, any securities exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates or book entry to make appropriate reference to such restrictions.

(vii) Consideration for Grants. To the extent permitted by applicable law, Awards may be granted for such consideration, including services, as the Committee shall determine.

(viii) Delivery of Units or other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, subject to compliance with Section 409A, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Units pursuant to the exercise or vesting of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Units is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange on which the Units are listed or traded, and the Units are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. Without limiting the generality of the foregoing, the delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain or deliver Units pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or authority or securities exchange. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.

Section 7. Amendment and Termination; Certain Transactions.

Except to the extent prohibited by applicable law:

(a) Amendments to the Plan. Except as required by applicable law or the rules of the principal securities exchange, if any, on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner at any time for any reason or for no reason without the consent of any partner, Participant, other holder or beneficiary of an Award, or any other Person. The Board shall obtain securityholder approval of any Plan amendment to the extent necessary to comply with applicable law or securities exchange listing standards or rules.

(b) Amendments to Awards. Subject to Section 7(a) above, the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided that no change, other than pursuant to Section 7(c) below, in any Award shall materially reduce the rights or benefits of a Participant with respect to an Award without the consent of such Participant.

(c) Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change in Control, any transaction or event described in Section 4(e) above, any change in applicable laws or regulations affecting the Plan or Awards hereunder, or any change in accounting principles affecting the financial statements of the Company or the Partnership, the Committee, in its sole discretion, without the consent of any Participant or holder of an Award, and on such terms and conditions as it deems appropriate, which need not be uniform with respect to all Participants or all Awards, may take any one or more of the following actions:

(i) provide for either (A) the termination of any Award in exchange for a payment in an amount, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights under such Award (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event, the Committee determines in good faith that no amount would have been payable upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;

(ii) provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;

(iii) make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, the number and kind of outstanding Awards, the terms and conditions of (including the exercise price), and/or the vesting and performance criteria included in, outstanding Awards;

(iv) provide that such Award shall vest or become exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and

(v) provide that the Award cannot be exercised or become payable after such event and shall terminate upon such event.

Notwithstanding the foregoing, (A) with respect to an above event that constitutes an “equity restructuring” that would be subject to a compensation expense pursuant to ASC Topic 718, the provisions in Section 4(e) above shall control to the extent they are in conflict with the discretionary provisions of this Section 7, provided, however, that nothing in this Section 7(c) or Section 4(e) above shall be construed as providing any Participant or any beneficiary of an Award any rights with respect to the “time value,” “economic opportunity” or “intrinsic value” of an Award or limiting in any manner the Committee’s actions that may be taken with respect to an Award as set forth in this Section 7 or in Section 4(e) above; and (B) no action shall be taken under this Section 7 which shall cause an Award to result in taxation under Section 409A, to the extent applicable to such Award.

Section 8. General Provisions.

(a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants, including the treatment upon termination of Service or pursuant to Section 7(c). The terms and conditions of Awards need not be the same with respect to each recipient.

(b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Company, the Company, the Partnership or any Affiliate thereof is authorized to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award, or from any compensation or other amount owing to a Participant the amount (in cash or Units, including Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of an Award, including its grant, its exercise, the lapse of restrictions thereon, or any payment or transfer thereunder or under the Plan, and to take such other action as may be necessary in the opinion of the Company or the Partnership to satisfy their withholding obligations, if any, for the payment of such taxes. In the event that Units that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the maximum number of Units that may be withheld or surrendered shall be the number of Units that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be used without creating adverse accounting treatment for the Company, the Partnership or their applicable Affiliate with respect to such Award, as determined by the Committee.

(c) No Right to Employment or Services. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, the Partnership or any of their Affiliates, or to continue to serve as a Consultant or a Director, as applicable. Furthermore, the Company, the Partnership and/or an Affiliate thereof may at any time dismiss a Participant from employment or consulting or board service free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan, any Award Agreement or other written agreement between any such entity and the Participant.

(d) No Rights as Unitholder. Except as otherwise provided herein, a Participant shall have none of the rights of a unitholder with respect to Units covered by any Award unless and until the Participant becomes the record owner of such Units.

(e) Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall be drafted with the intention to include the terms and conditions required by Section 409A. To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date (as defined in Section 9 below), the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Award Agreement, adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), and/or take any other actions that the Committee determines are necessary or appropriate to preserve the intended tax treatment of the Award, including without limitation, actions intended to (i) exempt the Award from Section 409A, or (ii) comply with the requirements of Section 409A; provided, however, that nothing herein shall create any obligation on the part of the Committee, the Partnership, the Company or any of their Affiliates to adopt any such amendment, policy or procedure or take any such other action, nor shall the Committee, the Partnership, the Company or any of their Affiliates have any liability for failing to do so. If any termination of Service constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A, such termination of Service must also constitute a “separation from service” within the meaning of Section 409A. Notwithstanding any provision in the Plan to the contrary, the time of payment with respect to any Award that is subject to Section 409A shall not be accelerated, except as permitted under Treasury Regulation Section 1.409A-3(j)(4). Notwithstanding any provision of this Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A as of the date of such Participant’s termination of Service and the Company determines that immediate payment of any amounts or benefits under this Plan would cause a violation of Section 409A, then any amounts or benefits which are payable under this Plan upon the Participant’s “separation from service” within the meaning of Section 409A that: (A) are subject to the provisions of Section 409A; (B) are not otherwise exempt under Section 409A; and (C) would otherwise be payable during the first six-month period following such separation from service, shall be paid, without interest, on the first business day following the earlier of: (I) the date that is six months and one day following the date of termination; or (II) the date of the Participant’s death. Each payment or amount due to a Participant under this Plan shall be considered a separate payment, and a Participant’s entitlement to a series of payments under this Plan is to be treated as an entitlement to a series of separate payments. The Company, the Partnership and their Affiliates shall have no liability to a Participant, or any other party, if an Award that is intended to be exempt from, or compliant with, Section 409A is not so exempt or compliant or for any action taken by the Committee or the Company, the Partnership or their Affiliates and, in the event that any amount or benefit under the Plan becomes subject to penalties under Section 409A, responsibility for payment of such penalties shall rest solely with the affected Participants and not with the Company, the Partnership or their Affiliates.

(f) Lock-Up Agreement. Each Participant shall agree, if so requested by the Company or the Partnership or any of their Affiliates and any underwriter in connection with any public offering of securities of the Company, the Partnership or any of their Affiliates, not to directly or indirectly offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise dispose of or transfer any Units held by it for such period, not to exceed 180 days following the effective date of the relevant registration statement filed under the Securities Act in connection with such public offering, as such underwriter shall specify reasonably and in good faith. The Company or the Partnership may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period. Notwithstanding the foregoing, the 180-day period may be extended for up to such number of additional days as is deemed necessary by such underwriter or the Company or Partnership to continue coverage by research analysts in accordance with FINRA Rule 2711 or any successor rule.

(g) Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Units and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state, federal and foreign securities law and margin requirements), the rules of any securities exchange or automated quotation system on which the Units are listed, quoted or traded, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company or the Partnership, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the Person acquiring such securities shall, if requested by the Company or the Partnership, provide such assurances and representations to the Company or the Partnership as the Company or the Partnership may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Committee may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such Participant to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Committee may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s or the Partnership’s obligations with respect to tax equalization for Participants employed outside their home country.

(h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.

(i) Severability. If any provision of the Plan or any Award is or becomes, or is deemed to be, invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(j) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or entitle the Company, the Partnership or any of their Affiliates to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company or the Partnership by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

(k) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company, the Partnership or any of their Affiliates, on the one hand, and a Participant or any other Person, on the other hand. To the extent that any Person acquires a right to receive payments pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Partnership or any participating Affiliate of the Partnership.

(l) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(m) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision hereof.

(n) No Guarantee of Tax Consequences. None of the Board, the Committee, the Company, the Partnership or any of their Affiliates provides or has provided any tax advice to any Participant or any other Person or makes or has made any assurance, commitment or guarantee that any federal, state, local or other tax treatment will (or will not) apply or be available to any Participant or other Person and assumes no liability with respect to any tax or associated liabilities to which any Participant or other Person may be subject.

(o) Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Committee, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to the provisions of any clawback policy implemented by the Company or the Partnership, which clawback policy may provide for forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, the Company and the Partnership reserve the right, without the consent of any Participant, to adopt any such clawback policies and procedures, including such policies and procedures applicable to this Plan or any Award Agreement with retroactive effect.

(p) Unit Retention Policy. The Committee may provide in its sole and absolute discretion, subject to applicable law, that any Units received by a Participant in connection with an Award granted hereunder shall be subject to a unit ownership, unit retention or other policy restricting the sale or transfer of units, as the Committee may determine to adopt, amend or terminate in its sole discretion from time to time.

(q) Limitation of Liability. No member of the Board or the Committee or Person to whom the Board or the Committee has delegated authority in accordance with the provisions of Section 3 of this Plan shall be liable for anything done or omitted to be done by him or her by any member of the Board or the Committee or by any such Person in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

(r) Facility Payment. Any amounts payable hereunder to any Person under legal disability or who, in the judgment of the Committee, is unable to manage properly his or her financial affairs, may be paid to the legal representative of such Person, or may be applied for the benefit of such Person in any manner that the Committee may select, and the Partnership, the Company and all of their Affiliates shall be relieved of any further liability for payment of such amounts.

(s) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of personal data as described in this Section 8(s) by and among, as applicable, the Company, the Partnership and their Affiliates, for the exclusive purpose of implementing, administering, and managing the Plan and Awards and the Participant’s participation in the Plan. In furtherance of such implementation, administration, and management, the Company, the Partnership and their Affiliates may hold certain personal information about a Participant, including, but not limited to, the Participant’s name, home address, telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), information regarding any securities of the Company, the Partnership or any of their Affiliates, and details of all Awards (the “Data”). In addition to transferring the Data amongst themselves as necessary for the purpose of implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, the Company, the Partnership and its Affiliates may each transfer the Data to any third parties assisting the Company, the Partnership or their Affiliates in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in this Plan. Recipients of the Data may be located in the Participant’s country or elsewhere, and the Participant’s country and any given recipient’s country may have different data privacy laws and protections. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of assisting the Company, the Partnership or their Affiliates in the implementation, administration, and management of the Plan and Awards and the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company, the Partnership or the Participant may elect to deposit any Units. The Data related to a Participant will be held only as long as is necessary to implement, administer, and manage the Plan and Awards and the Participant’s participation in the Plan. A Participant may, at any time, view the Data held by the Company or the Partnership with respect to such Participant, request additional information about the storage and processing of the Data with respect to such Participant, recommend any necessary corrections to the Data with respect to the Participant, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company, the Partnership or their applicable Affiliates may cancel the Participant’s eligibility to participate in the Plan, and in the Board’s or the Committee’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Participants may contact their local human resources representative.

Section 9. Term of the Plan.

The Plan shall be effective on the date on which the Plan is adopted by the Board (the “Effective Date”) and shall continue until the date terminated by the Board. However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date. The Plan shall, within 12 months after the date of the Board’s initial adoption of the Plan, be submitted for approval by a majority of the outstanding Units of the Partnership entitled to vote.